Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $0.49 for the Quarter Ended March 31, 2018

OMAHA, Neb.--(BUSINESS WIRE)--April 18, 2018--AMCON Distributing Company (“AMCON”) (NYSE American:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $0.49 on net income available to common shareholders of $0.3 million for our second fiscal quarter ended March 31, 2018.

“We operate in a highly competitive environment in both our business segments. AMCON will continue to initiate the operating investments necessary to support our customers and enhance our leadership position in the Convenience Distribution Industry. Foodservice expertise is a critical part of the future of our industry and our commitment to this category remains at the forefront of our business strategy. In addition, we seek to develop proprietary technology capabilities as the needs of our customers grow in complexity. This approach has served to differentiate us from our competition,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We are actively seeking acquisitions that can benefit from our extensive platform of customer service. We are also looking carefully at a number of geographic growth opportunities as our customer base expands.”

“Our annual spring trade show in Kansas City was well received by our customers and vendors. This event provides momentum as we enter our customers’ peak selling season,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution segment. She further noted, “We are making the logistics and related technology investments necessary to support our customers’ geographic growth.”

“We are pleased with the progress of our new store in Lakeland, Florida. Our management team is developing market driven enhancements to our core business model in order for us to compete in this highly challenging retail environment. We will continue to invest heavily in new stores and store upgrades as that is necessary for us to remain a viable competitor in the market place,” said Clifford Ginn, President of AMCON’s Retail Health Food Segment.

“We actively manage our working capital and liquidity which provides an ability to respond quickly to the dynamic environments in which both of our business segments operate. This conservative approach provides us significant flexibility to act in the long term best interest of the many constituencies we serve. Both of our business segments are utilizing significant financial resources in the course of making the investments necessary for long term competitive success,” said Andrew C. Plummer, AMCON’s Chief Financial Officer. “We were pleased to close the March 31, 2018 quarter with shareholders’ equity of $70.1 million and consolidated debt of $33.4 million.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
March 31, 2018 and September 30, 2017

	March	September
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash	$564,817	$523,065
Accounts receivable, less allowance for doubtful accounts of $0.7 million at March 2018 and $0.8 million at September 2017	29,245,698	30,690,403
Inventories, net	76,092,792	72,909,996
Prepaid and other current assets	3,002,475	4,218,811
Total current assets	108,905,782	108,342,275

Property and equipment, net	13,616,571	13,307,986
Goodwill	6,349,827	6,349,827
Other intangible assets, net	3,446,186	3,494,311
Other assets	330,391	310,488
Total assets	$132,648,757	$131,804,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,720,165	$17,631,552
Accrued expenses	6,710,555	7,553,089
Accrued wages, salaries and bonuses	2,612,826	3,477,966
Income taxes payable	175,600	544,069
Current maturities of long-term debt	379,302	373,645
Total current liabilities	27,598,448	29,580,321

Credit facility	30,549,306	29,037,182
Deferred income tax liability, net	1,912,941	2,336,263
Long-term debt, less current maturities	2,456,769	2,648,179
Other long-term liabilities	36,078	34,100

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 684,004 shares outstanding at March 2018 and 678,006 shares outstanding at September 2017	8,441	8,314
Additional paid-in capital	22,036,562	20,825,919
Retained earnings	62,296,042	60,935,911
Treasury stock at cost	(14,245,830)	(13,601,302)
Total shareholders’ equity	70,095,215	68,168,842
Total liabilities and shareholders' equity	$132,648,757	$131,804,887

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and six months ended March 31, 2018 and 2017

	For the three months ended March		For the six months ended March
	2018	2017	2018	2017
Sales (including excise taxes of $83.1 million and $85.7 million, and $171.7 million and $176.7 million, respectively)	$295,207,286	$294,047,870	$610,720,495	$604,152,099
Cost of sales	278,141,110	276,573,968	575,462,557	568,362,211
Gross profit	17,066,176	17,473,902	35,257,938	35,789,888
Selling, general and administrative expenses	15,619,420	15,820,504	31,973,028	31,518,823
Depreciation and amortization	537,903	529,969	1,068,908	1,056,402
	16,157,323	16,350,473	33,041,936	32,575,225
Operating income	908,853	1,123,429	2,216,002	3,214,663

Other expense (income):
Interest expense	313,364	147,910	515,555	365,453
Other (income), net	(27,410)	(14,964)	(32,543)	(20,737)
	285,954	132,946	483,012	344,716
Income from operations before income tax expense	622,899	990,483	1,732,990	2,869,947
Income tax expense (benefit)	284,000	502,000	(86,000)	1,335,000
Net income available to common shareholders	$338,899	$488,483	$1,818,990	$1,534,947

Basic earnings per share available to common shareholders	$0.49	$0.72	$2.64	$2.26
Diluted earnings per share available to common shareholders	$0.49	$0.71	$2.61	$2.22

Basic weighted average shares outstanding	689,480	678,938	688,570	680,318
Diluted weighted average shares outstanding	697,406	688,016	697,563	690,190

Dividends declared and paid per common share	$0.46	$0.46	$0.64	$0.64

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the six months ended March 31, 2018 and 2017

	March	March
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,818,990	$1,534,947
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	1,020,783	923,903
Amortization	48,125	132,499
Gain on sale of property and equipment	(300)	(21,624)
Equity-based compensation	642,785	765,554
Deferred income taxes	(423,322)	318,682
Provision (recovery) for losses on doubtful accounts	(77,000)	29,000
Inventory allowance	(231,625)	72,197
Other	1,978	1,308
Changes in assets and liabilities:
Accounts receivable	1,521,705	2,266,241
Inventories	(2,951,171)	2,625,416
Prepaid and other current assets	1,216,336	778,364
Other assets	(19,903)	(52,854)
Accounts payable	126,012	(771,163)
Accrued expenses and accrued wages, salaries and bonuses	(1,059,839)	(822,955)
Income taxes payable	(368,469)	(117,476)
Net cash flows from operating activities	1,265,085	7,662,039

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,366,767)	(837,895)
Proceeds from sales of property and equipment	300	31,978
Net cash flows from investing activities	(1,366,467)	(805,917)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	623,945,799	610,559,577
Repayments under revolving credit facility	(622,433,675)	(615,994,225)
Principal payments on long-term debt	(185,753)	(180,267)
Repurchase of common stock	(644,528)	(1,038,060)
Dividends on common stock	(458,859)	(452,685)
Withholdings on the exercise of equity-based awards	(79,850)	(107,082)
Net cash flows from financing activities	143,134	(7,212,742)
Net change in cash	41,752	(356,620)
Cash, beginning of period	523,065	605,380
Cash, end of period	$564,817	$248,760

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$489,840	$365,620
Cash paid during the period for income taxes	705,790	1,133,794

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	63,962	29,219
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,183,091	1,262,763

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727